Exhibit 10(a)

[SUTHERLAND ASBILL & BRENNAN LLP]

April 25, 2008

American Family Life Insurance Company

6000 American Parkway

Madison, WI 53738

Re:	American Family Variable Account II
(File No. 333-45592)

Gentlemen:

We hereby consent to the reference to our name under the caption “Legal Matters” in the Statement of Additional Information filed as part of Post-Effective Amendment No. 9 to the Registration Statement on Form N-4 for American Family Variable Account II (File No. 333-45592). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

SUTHERLAND ASBILL & BRENNAN LLP

/s/ Thomas E. Bisset
By:	Thomas E. Bisset